UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2019 (July 1, 2019)

FRED’S, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-14565

Tennessee	62-0634010
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

4300 New Getwell Road, Memphis, Tennessee 38118

(Address of principal executive offices) (Zip Code)

(901) 365-8880

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, no par value Share Purchase Rights	FRED	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Background

As previously disclosed, on May 15, 2019, Fred’s, Inc. (the “Company”) and certain of its subsidiaries entered into that certain Forbearance Agreement, Eighth Amendment to Credit Agreement and Fourth Amendment to Amended and Restated Addendum to Credit Agreement (the “Original Forbearance Agreement”) in response to certain events of default identified by the Company’s Lenders (as defined below) under the Company’s Credit Agreement (as defined below). Among other things, the Original Forbearance Agreement provided for: (i) the Company’s and certain of its subsidiaries’ stipulation of the occurrence of certain events of default and (ii) the Lenders’ agreement to forbear from exercising remedies under the Credit Agreement with respect to the stipulated events of default, including the closure of the Closed Stores (as defined in the Original Forbearance Agreement), in each case, until July 22, 2019, subject to the satisfaction of certain conditions. The conditions included a requirement for the Company to obtain a signed commitment letter or letters by June 21, 2019 for a refinancing of all loans under the Credit Agreement by July 22, 2019 (the “Commitment Letter Condition”), with the failure to comply with such condition or other conditions resulting in the early termination of the forbearance period. As of June 21, 2019, the Company had not obtained a signed commitment letter for a refinancing of all loans under the Credit Agreement, and accordingly the Commitment Letter Condition was not satisfied.

On June 21, 2019, the Company announced that it would close an additional 49 underperforming front stores as part of an ongoing effort to optimize store footprint, with the pharmacies remaining open at such locations. In connection with these closures, on June 20, 2019, the Company and certain of its subsidiaries entered into that certain First Amendment to Forbearance Agreement and Ninth Amendment to Credit Agreement (the “First Amendment”), by and among the Company and certain of its subsidiaries, Regions Bank, in its capacity as administrative agent and co-collateral agent (“Regions”), Bank of America, N.A., in its capacity as co-collateral agent (together with Regions, the “Agents”), and Regions Bank and Bank of America, N.A., as lenders (the “Lenders”). Among other things, the First Amendment provided for (1) an amendment to the definition of “Closed Stores” to include the 49 front stores referenced above; and (2) a reduction of commitments from $125 million to $115 million on June 15, 2019 and a corresponding decrease to the availability requirement. The foregoing description of the First Amendment is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The Original Forbearance Agreement, as amended by the First Amendment, is referred to herein as the “Forbearance Agreement.”

Second Amendment to Forbearance Agreement

On July 1, 2019, the Company and certain of its subsidiaries entered into that certain Second Amendment to Forbearance Agreement, Tenth Amendment to Credit Agreement, Fifth Amendment to Amended and Restated Addendum to Credit Agreement and Third Amendment to Security Agreement (the “Second Amendment”), by and among the Company and certain of its subsidiaries, the Agents and the Lenders. The Second Amendment amends the Company’s existing (i) Forbearance Agreement, (ii) Credit Agreement, dated as of April 9, 2015, as amended as of October 23, 2015, December 28, 2016, January 27, 2017, July 31, 2017, August 22, 2017, April 5, 2018, August 23, 2018, May 15, 2019 and June 20, 2019 (as amended, the “Credit Agreement”), (iii) Amended and Restated Addendum to Credit Agreement, dated as of January 27, 2017, as amended as of July 31, 2017, August 23, 2018, October 15, 2018 and May 15, 2019 (the “Addendum”) and (iv) Security Agreement, dated as of April 9, 2015, as amended as of July 31, 2017 and August 23, 2018.

Among other things, the Second Amendment provides for the following:

•	the funding of a revolving loan of $10,290,411, which was made on July 1, 2019;

•

a reduction of commitments from $115 million to $97.5 million on July 1, 2019 and a further reduction of commitments to $91 million on July 13, 2019, in each case along with corresponding decreases to the availability requirement;

•	an agreement to continue to pursue commitment letters for a refinancing transaction;

•	an acknowledgment of the failure to satisfy the Commitment Letter Condition;

•	a requirement to deliver daily updates to borrowing base certificates with respect to inventory; and

•

grants of security interests in additional collateral, including substantially all personal property and the distribution center located at 2815 GA Highway 257, Dublin, Georgia 31021, and an agreement to grant additional security interests on certain additional real property upon Agents’ request.

The Second Amendment does not require the Lenders to forbear from exercising remedies under the Credit Agreement with respect to the stipulated events of default. An event of default, which is not cured or waived, permits, among other remedies, acceleration of the Company’s indebtedness under the Credit Agreement and the addition, at the option of the Required

Lenders (as defined in the Credit Agreement), of 200 basis points to the applicable interest rate with respect to all loans under the Credit Agreement (the “Default Rate”). As of the date of this Current Report on Form 8-K, the Lenders have not taken any action to accelerate the Company’s indebtedness, impose the Default Rate or exercise other remedies under the Credit Agreement, but there can be no assurance that the Lenders will not do so in the future. If the Company’s indebtedness is accelerated, whether due to the stipulated events of default or otherwise, the Company cannot be certain that it will have sufficient funds available to pay the accelerated indebtedness or that it will have the ability to refinance the accelerated indebtedness on terms favorable to the Company or at all. Any future exercise of remedies by the Lenders under the Credit Agreement could have a material adverse effect on the Company’s business, results of operations and financial condition and could impact the Company’s ability to continue as a going concern.

The Lenders (and their respective subsidiaries or affiliates) have in the past provided, or may in the future provide, investment banking, underwriting, lending, commercial banking, trust and other advisory services to the Company, its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company, its subsidiaries or affiliates, for such services.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Forward Looking Statements

Comments in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. A reader can identify forward-looking statements because they are not limited to historical facts or they use such words as “outlook,” “guidance,” “may,” “should,” “could,” “believe,” “anticipate,” “project,” “plan,” “expect,” “estimate,” “objective,” “forecast,” “goal,” “intend,” “committed,” “continue,” or “will likely result” and similar expressions that concern the Company’s strategy, plans, intentions or beliefs about future occurrences or results. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Forward-looking statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, business outlook, priorities, expectations and intentions, expectations for sales growth, comparable sales, earnings and performance, shareholder value, capital expenditures, cash flows, demand for products, share repurchases, strategic initiatives, including those relating to store closures and acquisitions and dispositions by the Company and the expected impact of such transactions on our strategic and operational plans and financial results, and any statement of an assumption underlying any of the foregoing and other statements that are not historical facts. Although we believe that the expectations, opinions, projections and comments reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and we can give no assurance that such statements will prove to be correct. A wide variety of potential risks, uncertainties and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements including, but not limited to risks and uncertainties associated with: (i) the competitive nature of the industries in which we operate; (ii) our turnaround plan and the implementation of our strategic initiatives, and their impact on our sales, costs and operations; (iii) our store closures and the related sales of inventory and real estate issues; (iv) our divestitures; (v) utilizing our existing and new stores and the extent of our pharmacy department presence in new and existing stores; (vi) conditions affecting the retail sector as a whole; (vii) our reliance on a single supplier of pharmaceutical products; (viii) our pharmaceutical drug pricing; (ix) reimbursement rates and the terms of our agreements with pharmacy benefit management companies; (x) consolidation in the healthcare industry; (xi) our private brands; (xii) the seasonality of our business and the impact of adverse weather conditions; (xiii) operational, supply chain and distribution difficulties; (xiv) merchandise supply and pricing; (xv) consumer demand and product mix; (xvi) delayed openings and operating new stores and distribution facilities; (xvii) our employees; (xviii) risks relating to payment processing; (xix) our computer systems, and the processes supported by our information technology infrastructure; (xx) our ability to protect the personal information of our customers and employees; (xxi) cyber-attacks; (xxii) changes in governmental regulations; (xxiii) the outcome of legal proceedings, including claims of product liability; (xxiv) insurance costs; (xxv) tax assessments and unclaimed property audits; (xxvi) current economic conditions; (xxvii) our indebtedness and our ability to satisfy our debt obligations and obtain forbearance or waivers for any defaults; (xxviii) the terms of our existing and future indebtedness, including the covenants set forth in the documents governing such indebtedness; (xxix) any acquisitions we may pursue and the ability to effectively integrate businesses that we acquire; (xxx) our ability to remediate the material weaknesses in our internal controls over financial reporting and otherwise maintain effective internal controls over financial reporting; (xxxi) our largest stockholder holding a significant percentage of our outstanding equity; (xxxii) our ability to pay dividends and/or repurchase shares of our Class A voting common stock; (xxxiii) our ability to attract and retain talented executives; (xxxiv) any strategic alternatives that we decide to pursue, if any; (xxxv) our ability to continue as a going concern; (xxxvi) our ability to meet all applicable Nasdaq requirements and (xxxvii) the factors listed under Item 1A: “Risk Factors” in our Annual Report on Form 10-K filed on May 3, 2019 with the Securities and Exchange Commission, under Part II, Item 1A: “Risk Factors” in our Form 10-Q for the quarter ended May 4, 2019, and in any subsequent quarterly filings on Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	First Amendment to Forbearance Agreement and Ninth Amendment to Credit Agreement, dated as of June 20, 2019, by and among Fred’s, Inc. and certain of its subsidiaries, Regions Bank, in its capacity as administrative agent, co-collateral agent and lender, and Bank of America, N.A., in its capacity as co-collateral agent and lender.

10.2	Second Amendment to Forbearance Agreement, Tenth Amendment to Credit Agreement, Fifth Amendment to Amended and Restated Addendum to Credit Agreement and Third Amendment to Security Agreement, dated as of July 1, 2019, by and among Fred’s, Inc. and certain of its subsidiaries, Regions Bank, in its capacity as administrative agent, co-collateral agent and lender, and Bank of America, N.A., in its capacity as co-collateral agent and lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRED’S INC.

Date: July 5, 2019	By:	/s/ Joseph Anto
	Name:	Joseph Anto
	Title:	Chief Executive Officer

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